EX-99.13.o

FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES

between

Each of The Aberdeen Closed-End Funds

Listed on Schedule A

and

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

This Fee and Service Schedule is by and between, Computershare Inc. (“Computershare”) and Computershare Trust Company, N.A. (the “Trust Company”), (collectively, “Transfer Agent”) and each of The Aberdeen Closed-End Funds listed on Schedule A to the Transfer Agency and Service Agreement (the “Agreement”), attached hereto (each, a “Company”), whereby the Transfer Agent will perform the following services for each Company. This Fee and Service Schedule (“Schedule”) is an attachment to the Agreement.  Terms used, but not otherwise defined in this Schedule, shall have the same meaning as those terms in the Agreement.    This Fee and Service Schedule shall supersede and replace all previous Fee and Service Schedules applicable to the Funds listed on the attached Schedule A.

TERM

The fees set forth in this Schedule shall be effective for a period of three (3) years, commencing from the effective date of January 1, 2016 (the “Initial Term”) and shall remain in effect from year to year thereafter unless earlier terminated in accordance with the Agreement; provided that the fees set forth may be revised as the parties may agree from time to time in writing.  Notwithstanding anything to the contrary in the Agreement, this Schedule may be terminated without penalty by either party upon a material breach of a representation, covenant or term of this Schedule by any other party provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within a period not to exceed ninety (90) days after the date of written notice thereof by one of the parties.

FEES

Ongoing Account Management*

This annual fee covers all administration of the services listed in the services section except as noted below.  Out of pocket costs associated with providing these services will be charged separately.

• Aberdeen Chile Fund, Inc.	$18,560.00
• Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.	$18,560.00
• Aberdeen Indonesia Fund, Inc.	$18,560.00
• Aberdeen Israel Fund, Inc. and	$18,560.00
• Aberdeen Latin America Equity Fund, Inc.	$18,560.00

Direct Filing and Lost Shareholder Administration

• Per escheated account (in excess of 100)	$5.00 each
• Per state required due diligence notice	$3.00 each
• Per account for electronic reporting	$1.00 each
• Per lost shareholder notice	$2.00 each

Direct Stock Purchase Plan

• Administration Fee	$1,500.00 per Company

SERVICES

Administrative Services

•                  Annual administrative services as Transfer Agent and Registrar for the common stock of each Company

•                  Assignment of relationship manager

Account Maintenance

•                  Maintain registered shareholder accounts

•                  Create new shareholder accounts

•                  Post and acknowledge address changes

•                  Process other routine file maintenance adjustments

•                  Post all transactions, including debit and credit certificates, to the shareholder file

•                  Provide confirmation of authorized and issued capital amounts to Company, upon request

•                  Perform OFAC (Office of Foreign Asset Control) and Patriot Act reporting

•                  Obtain tax certifications for companies who are tax resident in the United States

•                  If Company is tax resident in a country other than the United States, Company shall advise Transfer Agent. Additional fees may apply under such circumstance.

Share Issuance

•                  Issue, cancel and register shares

•                  Process all legal transfers as appropriate

•                  Combine certificates into larger and/or smaller denominations

•                  Replace lost, stolen or destroyed certificates in accordance with UCC guidelines and Transfer Agent policy (subject to shareholder-paid fee and bond premium)

•                  Place, maintain and remove stop-transfer notations

Direct Registration System (“DRS”)

•                  Register, issue and transfer DRS book-entry shares

•                  Issue DRS statements of holding

•                  Provide shareholders with the ability to sell shares in accordance with the terms and conditions, including applicable fees, of the DRS Sales Facility

•                  Process sales requests within the appropriate timeframe based on the type of service requested, in accordance with the terms of the DRS sales facility

•                  Coordinate the issuance, payment and reconcilement for any proceeds stemming from the use of the DRS sales facility, in accordance with the terms and conditions of the facility

•                  Coordinate the mailing of advices to shareholders

•                  Accept and cancel certificated shares and credit such shares into a DRS position

Shareholder Communications

•                  Provide Company-specific shareholder contact number

•                  Provide IVR 24/7 (subject to system maintenance)

•                  Respond to Shareholder inquiries (written, e-mail and web)

•                  Record all shareholder calls

•                  Scan and image incoming correspondence from shareholders

Online Access

•                  Provide availability to “Issuer Online,”  which provides access to each Company and shareholder information administered by Transfer Agent, which permits data management including accessing standard reports such as Top 10 - 200 Shareholder lists, submitting real-time inquiries such as an issued capital query, and reporting by holding range

•                  Provide availability to “Investor Centre,” which provides shareholder account information, transaction capabilities, and downloadable forms and FAQs

•                  Provide on-demand reporting to allow each Company to generate non-standard reports 24/7 at Transfer Agent’s standard fee for such reports

Dividend Services

•                              Receive full funding one day prior to payable date by 11:00 a.m., Eastern Time via Federal Funds Wire

•                              Coordinate the mailing of dividends with an additional enclosure with each dividend check

•                              Prepare and file federal information returns (Form 1099) of dividends paid in a year

•                              Prepare and file state information returns of dividends paid in a year to shareholders resident within such state

•                              Prepare and file annual withholding return (Form 1042) and payments to the government of income taxes withheld from non-resident aliens

•                              Coordinate the mailing of Form 1099 to shareholders

•                              Coordinate the email notification to shareholders of the online availability of Form 1099

•                              Replace lost dividend checks

•                              Reconcile paid and outstanding checks

•                              Code “undeliverable” accounts to suppress mailing dividend checks to same

•                              Keep records of accumulated uncashed dividends

•                              Withhold tax from Shareholder Accounts as required by United States government regulations

•                              Reconcile and report taxes withheld, including additional Form 1099 reporting requirements, to the Internal Revenue Service

•                              Mail to new Accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding

•                              Perform Shareholder file adjustments to reflect certification of Accounts

•                              If Company is not tax resident in the United States, Company shall advise Transfer Agent. Dividend withholding tax services are subject to additional fees.

ACH Services

•                  Review data for accuracy and completeness

•                  Mail cure letter to shareholders with incomplete information

•                  Code accounts for ACH and performing pre-note test

•                  Identify rejected ACH transmissions mail dividend check and explanation letter to shareholders with rejected transmissions

•                  Respond to shareholder inquiries concerning the ACH Program

•                  Calculate on a quarterly basis the share breakdown for ACH vs. other dividend payments and notify the Company of funding amount for ACH transmissions and other payable date funds

•                  Credit ACH designated bank accounts automatically on dividend payable date

•                  Maintenance of ACH participant file, including coding new ACH accounts

•                  Process termination requests

•                  Keep adequate records including retention of ACH documents

Direct Stock Purchase Plan Services

•                  Administer account enrollment, maintenance, and account termination for Participants;

•                  Receive and process Initial and Optional Cash Investments directly from Participants via check, wire transfer, or automatic withdrawal from existing accounts of Participants;

•                  Maintain records required by the DSPP Plan, including, but not limited to, accounts for Participants;

•                  Reconcile investments;

•                  Credit and debit Participants’ accounts;

•                  Issue Statements of Holding to Participants when activity occurs;

•                  Handle prospective and current Participants’ inquiries regarding the DSPP Plan, and otherwise interface with Participants;

•                  Withhold and make payments to the Internal Revenue Service of back-up withholding of Participants, if applicable;

•                  Provide Form 1099-B along with each sale check to Participants, as required;

•                  Administer the issuance of Share certificates or electronic transfers of Shares, as applicable, to Participants;

•                  Administer the Dividend Reinvestment options under the DSPP Plan, including facilitating the electronic deposit of cash dividends into the accounts of Participants;

•                  Update current Shareholder file;

•                  Certificate depositary for safekeeping of certificates;

•                  Supplying summary reports for reinvestment/investment;

•                  Provide Internet presentation of DSPP materials and Internet fulfillment; and

•                  Provide telephonic fulfillment of DSPP materials.

International Currency Exchange Services

•                  Allow Shareholders to elect to receive sale proceeds and dividend payments and other payment types in foreign currencies (subject to certain geographic restrictions) by check or by electronic funds transfer in accordance with Transfer Agent’s guidelines (fees paid by shareholders)

Annual Meeting Services (includes one annual meeting per year, excludes annual meetings conducted through consent)

•                  Provide a proxy record date list through Issue Online’s FileShare; includes shareholder name, address and share amount (additional fees assessed for paper requests or other file delivery mechanisms)

•                  Address proxy cards for all registered shareholders

•                  Coordinate the mailing of the proxy card, proxy statement, return envelope and Annual Report to all registered shareholders

•                  Provide Internet and telephone voting

•                  Receive, open and examine returned proxies

•                  Tabulate returned proxies

•                  Provide Company with a vote status through Issuer Online’s Proxy Watch

•                  Attend Annual Meeting as Inspector of Election when Transfer Agent is the proxy tabulator (travel expenses billed as incurred)

•                  Prepare a final voted/unvoted list through Issuer Online’s Proxy Watch

•                  Interface with outside proxy solicitor

•                  Coordinate the return/destruction of excess materials

Direct Filing of Unclaimed Property

•                              Coordinate the mailing of due diligence notices to all qualifying shareholder accounts as defined by the state filing matrix

•                              Process returned due diligence notices and remitting property to shareholders prior to escheatment

•                              Prepare and file required preliminary and final unclaimed property reports

•                              Prepare and file checks/wires for each state covering unclaimed funds as per state requirements

•                              Issue and file stock/stock certificate(s) registered to the applicable state(s) representing returned (RPO) certificates and underlying Share positions

•                              Retain, as required by law or otherwise, records of property escheated to the states and responding, after appropriate research, to Shareholder inquiries relating to same

Lost Shareholder Search Services

•                              Identify accounts eligible for SEC Mandated Searches

•                              Perform electronic database searches in accordance with SEC requirements

•                              Update new addresses provided by search firm

•                              Send verification form to shareholder to validate address

•                              Reissue unclaimed property held to shareholders upon receipt of signed verification form

Additional Services

Services not specifically listed in Section 3 in this Schedule (“Additional Services”) are subject to additional fees.   Any additional fees billed to the Company by Transfer Agent will be mutually agreed upon.  Additional Services include, but are not limited to, services associated with the payment of a stock dividend, a stock split, a corporate reorganization, mass issuance or an unvested stock program; DWAC services provided to broker dealers; audit services; regulatory reports; services provided to a vendor of Company; services related to special meetings; Notice and Access Services; or any services associated with a special project.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Schedule shall not be a part of the Services and may be subject to additional fees.

Billing Definition of Number of Accounts

For billing purposes, the number of accounts will be based on open accounts on file at the beginning of each billing period, plus any new accounts added during that period.  An open account shall mean the account of each Shareholder which account shall hold any full or fractional Shares of stock held by such shareholder, outstanding funds, or reportable tax information.

Out-of-Pocket Expenses

In addition to the fees above, Company agrees to reimburse Transfer Agent for reasonable out-of-pocket expenses, including but not limited to postage, forms, envelopes, printing, enclosing, fulfillment, NCOA searches, telephone, taxes, records storage, exchange and broker fees.  In addition, any other expenses incurred by Transfer Agent at the request or with the consent of Company, will be reimbursed by Company.

Postage expenses in excess of $5,000 for shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date.  Postage expenses less than $5,000 will be billed as incurred.

Company will be responsible for overtime charges assessed in the event of a late delivery to Transfer Agent of Company material for mailings to shareholders, unless the mail date is rescheduled.  Such material includes, but is not limited to, proxy statements, quarterly and annual reports and news releases.

ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

Computershare Inc.		Aberdeen Chile Fund, Inc.
Computershare Trust Company, N. A.		Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.
Aberdeen Indonesia Fund, Inc.
Aberdeen Israel Fund, Inc.
Aberdeen Latin America Equity Fund, Inc.
On Behalf of Both Entities:

By:	/s/ Martin J. McHale	By:	/s/ Lucia Sitar

Name:	Martin J. McHale	Name:	Lucia Sitar

Title:	President, U.S. Equity Services	Title:	Vice President,

This Fee and Service Schedule shall serve as an attachment to the Transfer Agency and Service Agreement dated March 1, 2003.

Schedule A

Aberdeen Chile Fund, Inc.
Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.
Aberdeen Indonesia Fund, Inc.
Aberdeen Israel Fund, Inc.
Aberdeen Latin America Equity Fund, Inc.